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                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 333-41886





                              PROSPECTUS SUPPLEMENT



                                 MANGOSOFT, INC.

                        24,271,342 SHARES OF COMMON STOCK



         This Prospectus Supplement supplements the Prospectus dated November 22, 2000 (the "Prospectus") relating to the offer and sale of up to 24,271,342 shares of common stock of MangoSoft, Inc.

         Effective December 22, 2000, Peter Caparso, our Vice President, Business Development, resigned his position with MangoSoft.

         Accordingly, the Prospectus is amended to delete the references to Mr. Caparso under the Risk Factor entitled "Our Success Depends on Key Personnel" found in the "Risk Factors" section of the Prospectus. Similarly, the "Directors, Executive Officers, Promoters and Control Persons" section of the Prospectus is amended to delete the references to Mr. Caparso.





NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







           The date of this Prospectus Supplement is January 5, 2001.